UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2009

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2009, Power Integrations International, Ltd. (“PI”), a wholly owned subsidiary of Power Integrations, Inc., a Delaware corporation (the “Company”), and X-FAB Dresden GmbH & Co. KG, a German corporation (“X-FAB”), entered into an amendment (the “Amendment”) to the Wafer Supply Agreement effective as of May 23, 2003, as amended (the “Agreement”), which extends the expiration date of the Agreement to December 31, 2012. The Amendment also provides for, among other things, 1) a commitment by PI to purchase a minimum number of wafers in 2010; 2) a payment to X-FAB by PI related to X-FAB’s purchase of certain wafer manufacturing equipment; and 3) an update to the pricing and foundry capacity terms of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ BILL ROESCHLEIN
Name:	Bill Roeschlein
Title:	Chief Financial Officer

Dated: December 28, 2009